Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-25277, 333-40307, 333-32318, 333-41384, 333-53776, 333-57378, 333-73982, 333-100837, 333-109627, 333-113200, 333-119640, 333-125448, 333-128098, 333-133564, 333-138337, 333-139835, 333-147034, 333-149375, 333-154867, 333-162696, 333-167619, 333-170089, 333-172081, 333-178213, 333-184259, 333-185216, 333-186967, 333-192564, 333-200586, 333-208309, 333-209570, 333-214886, 333-219061, 333-220230, 333-221809 333-228464, 333-232187, 333-234762, 333-248480, 333-259520, and 333-261465 on Form S-8 and Registration Statement Nos. 333-26163, 333-41386 and 333-253726 on Form S-3 of our reports dated June 15, 2022, relating to the consolidated financial statements of NetApp, Inc. and the effectiveness of NetApp, Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended April 29, 2022.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

June 15, 2022